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                                      GUARANTEE
                                         AND
                                  SECURITY AGREEMENT


                             Dated as of January 2, 1996


                                       between

                               Certain Subsidiaries of
                                  Inamed Corporation


                                         and


                             Santa Barbara Bank & Trust,


                                      as Trustee



          *****************************************************************



                             GUARANTEE AND SECURITY AGREEMENT

                                  TABLE OF CONTENTS

                                                                            Page


Section 1.  Definitions and Interpretation . . . . . . . . . . . . . . . .    1
                   1.01  Certain Defined Terms . . . . . . . . . . . . . .    1
                   1.02  Interpretation. . . . . . . . . . . . . . . . . .    5

Section 2.  Guarantee. . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                   2.01  Guarantee . . . . . . . . . . . . . . . . . . . .    5
                   2.02  Acknowledgements, Waivers and Consents. . . . . .    5
                   2.03  Understanding With Respect to Waivers and
                          Consents . . . . . . . . . . . . . . . . . . . .   10
                   2.04  Subrogation . . . . . . . . . . . . . . . . . . .   11
                   2.05  Reinstatement . . . . . . . . . . . . . . . . . .   11
                   2.06  Remedies. . . . . . . . . . . . . . . . . . . . .   11
                   2.07  Subordination of Indebtedness of the Company;
                          Security Interest. . . . . . . . . . . . . . . .   12
                   2.08  Limitation on . . . . . . . . . . . . . . . . . .   12
                   2.09  Rights of Contribution. . . . . . . . . . . . . .   12

Section 3.  Collateral . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                   3.01  Grant . . . . . . . . . . . . . . . . . . . . . .   13
                   3.02  Intellectual Property . . . . . . . . . . . . . .   15
                   3.03  Perfection. . . . . . . . . . . . . . . . . . . .   15
                   3.04  Preservation and Protection of Security
                          Interests. . . . . . . . . . . . . . . . . . . .   16
                   3.05  Attorney-in-Fact. . . . . . . . . . . . . . . . .   17
                   3.06  Special Provisions Relating to Securities
                          Collateral . . . . . . . . . . . . . . . . . . .   18
                   3.07  Use of Intellectual Property. . . . . . . . . . .   18
                   3.08  Instruments . . . . . . . . . . . . . . . . . . .   19
                   3.09  Use of Collateral . . . . . . . . . . . . . . . .   19
                   3.10  Rights and Obligations. . . . . . . . . . . . . .   19
                   3.11  Release of Motor Vehicles . . . . . . . . . . . .   20
                   3.12  Termination . . . . . . . . . . . . . . . . . . .   20

Section 4.  Cash Proceeds of Collateral. . . . . . . . . . . . . . . . . .   20
                   4.01  Collateral Account. . . . . . . . . . . . . . . .   20
                   4.02  Certain Proceeds. . . . . . . . . . . . . . . . .   21
                   4.03  Investment of Balance in Collateral Account . . .   21

Section 5.  Representations and Warranties . . . . . . . . . . . . . . . .   21
                   5.01  Title . . . . . . . . . . . . . . . . . . . . . .   21
                   5.02  Securities Collateral . . . . . . . . . . . . . .   22
                   5.03  Intellectual Property . . . . . . . . . . . . . .   22
                   5.04  Goods . . . . . . . . . . . . . . . . . . . . . .   22
                   5.05  Corporate Existence . . . . . . . . . . . . . . .   22
                   5.06  Financial Condition . . . . . . . . . . . . . . .   23

                   5.07  Litigation. . . . . . . . . . . . . . . . . . . .   23
                   5.08  No Breach . . . . . . . . . . . . . . . . . . . .   23
                   5.09  Corporate Action. . . . . . . . . . . . . . . . .   23
                   5.10  Approvals . . . . . . . . . . . . . . . . . . . .   24
                   5.11  Certain Regulations . . . . . . . . . . . . . . .   24

Section 6.  Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . .   24
                   6.01  Books and Records . . . . . . . . . . . . . . . .   24
                   6.02  Removals, Etc.. . . . . . . . . . . . . . . . . .   24
                   6.03  Sales and Other Liens . . . . . . . . . . . . . .   25
                   6.04  Stock Collateral. . . . . . . . . . . . . . . . .   25
                   6.05  Intellectual Property . . . . . . . . . . . . . .   25
                   6.06  Further Assurances. . . . . . . . . . . . . . . .   27
                   6.07  Litigation. . . . . . . . . . . . . . . . . . . .   27
                   6.08  Corporate Existence, Etc. . . . . . . . . . . . .   27

Section 7.  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                   7.01  Events of Default, Etc. . . . . . . . . . . . . .   27
                   7.02  Deficiency. . . . . . . . . . . . . . . . . . . .   28
                   7.03  Private Sale. . . . . . . . . . . . . . . . . . .   29
                   7.04  Application of Proceeds . . . . . . . . . . . . .   29

Section 8.  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . .   30
                   8.01  The Trustee . . . . . . . . . . . . . . . . . . .   30
                   8.02  Waiver. . . . . . . . . . . . . . . . . . . . . .   30
                   8.03  Notices . . . . . . . . . . . . . . . . . . . . .   30
                   8.04  Expenses, Etc.. . . . . . . . . . . . . . . . . .   30
                   8.05  Amendments, Etc.. . . . . . . . . . . . . . . . .   31
                   8.06  Successors and Assigns. . . . . . . . . . . . . .   31
                   8.07  Survival. . . . . . . . . . . . . . . . . . . . .   31
                   8.08  Agreements Superseded . . . . . . . . . . . . . .   31
                   8.09  Severability. . . . . . . . . . . . . . . . . . .   31
                   8.10  Captions. . . . . . . . . . . . . . . . . . . . .   31
                   8.11  Counterparts. . . . . . . . . . . . . . . . . . .   31
                   8.12  GOVERNING LAW; SUBMISSION TO JURISDICTION . . . .   31
                   8.13  WAIVER OF JURY TRIAL. . . . . . . . . . . . . . .   32


            Exhibit A - Joinder

                           GUARANTEE AND SECURITY AGREEMENT


               This GUARANTEE AND SECURITY AGREEMENT (this "Agreement") dated as of January 2, 1996 is made between the Subsidiaries of Inamed Corporation listed on the signature pages hereof and who execute a Joinder hereto in the form of Exhibit A hereto (collectively, the "Obligors") and Santa Barbara Bank & Trust, as trustee for the benefit of the holders of Inamed Corporation's 11% Secured Convertible Notes due 1999 (in such capacity, the "Trustee").

               The Indenture dated as of January 2, 1996 (the "Indenture") between Inamed Corporation, a Florida corporation (the "Company") and the Trustee provides, subject to its terms and conditions, for the issuance by the Company of its 11% Secured Convertible Notes due 1999 to the purchasers thereof (the "Purchasers") pursuant to the Note Purchase Agreement dated as of January 2, 1996 (the "Note Purchase Agreement"). It is a condition to the purchase of the Notes by the Purchasers that each Obligor shall have executed and delivered, and granted the Liens provided for, in this Agreement.

               To induce the Trustee to enter into the Indenture, and to induce the Purchasers to purchase the Notes, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Obligor has agreed to guarantee jointly and severally the Guaranteed Obligations and to pledge and grant a security interest in the Collateral as security for the Secured Obligations. Accordingly, the Obligors agree with the Trustee as follows:

               Section
1.  Definitions and Interpretation.

               1.011 Certain Defined Terms. Unless otherwise defined, all capitalized terms used in this Agreement that are defined in the Indenture or in the Note Purchase Agreement (including those terms incorporated therein by reference) shall have the respective meanings assigned to them in the Indenture or the Note Purchase Agreement, as applicable. In addition, the following terms shall have the following meanings under this Agreement:

               "Accounts" shall have the meaning assigned to that term in
Section 3.01(b).

               "Casualty Event" shall mean, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking of, such property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

               "Collateral" shall have the meaning assigned to that term in
Section 3.01.

               "Collateral Account" shall have the meaning assigned to that term in Section 4.01.


                           GUARANTEE AND SECURITY AGREEMENT

               "Copyright Collateral" shall mean all Copyrights, whether now owned or hereafter acquired by any Obligor.

               "Copyrights" shall mean, collectively, (a) all copyrights, copyright registrations and applications for copyright registrations, (b) all renewals and extensions of all copyrights, copyright registrations and applications for copyright registration and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present or future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world.

               "Documents" shall have the meaning assigned to that term in
Section 3.01(f).

               "Equipment" shall have the meaning assigned to that term in
Section 3.01(e).

               "Equity Rights" shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

               "Guaranteed Obligations" means any and all Obligations and any and all obligations of the Company for the performance by it of its agreements, covenants and undertakings under or in respect of the Indenture Documents.

               "Indenture Documents" shall have the meaning assigned to the term "Documents" in the Indenture.


               "Instruments" shall have the meaning assigned to that term in
Section 3.01(c).

               "Intellectual Property" shall mean all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to any Obligor with respect to any of the foregoing, in each case whether now or hereafter owned or used; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all Governmental Approvals now held or hereafter obtained by any Obligor in respect of


                           GUARANTEE AND SECURITY AGREEMENT
                                         -2-
any of the foregoing; and (g) all causes of action, claims and warranties now owned or hereafter acquired by any Obligor in respect of any of the foregoing. It is understood that Intellectual Property shall include all of the foregoing owned or acquired by each Obligor on a worldwide basis.

               "Inventory" shall have the meaning assigned to that term in
Section 3.01(d).

               "Issuers" shall mean, collectively, each Subsidiary, directly or indirectly, of the Company that is the issuer (as defined in the Uniform Commercial Code) of any shares of capital stock now owned or hereafter acquired by any Obligor.

               "Material Adverse Effect" shall mean a material adverse effect on (a) the property, business, operations, financial condition, prospects, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its obligations under any of the Indenture Documents to which it is a party, (c) the validity or enforceability of any of the Indenture Documents, (d) the rights, remedies, powers and privileges of the Holders and the Trustee under any of the Indenture Documents or (e) the timely payment of the Secured Obligations.

               "Motor Vehicles" shall mean motor vehicles, tractors, trailers and other like property, whether or not the title to any such property is governed by a certificate of title or ownership.

               "Obligations" shall mean the principal of any Security, interest, fees and any other amount payable by the Company at any time and from time to time under any Indenture Document.

               "Patent Collateral" shall mean all Patents, whether now owned or hereafter acquired by any Obligor.

               "Patents" shall mean, collectively, (a) all patents and patent applications, (b) all reissues, divisions, continuations, renewals, extensions and continuations-in-part of all patents or patent applications and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages, and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, including all inventions and improvements described or discussed in all such patents and patent applications.

               "Permitted Investments" shall mean (a) direct obligations of the United States of America, or of any of its agencies, or obligations guaranteed as to principal and interest by the United States of America, or of any of its agencies, in either case maturing not more than 90 days from the date of acquisition of such obligation; (b) deposit accounts in, and certificates of deposit, repurchase agreements or bankers acceptances of any bank or trust company organized under the laws of the United States of America or any state or licensed to conduct a banking or trust business in the United States of America or any state and having capital, surplus and undivided profits of at least $35,000,000, maturing not more than 90 days from the date of acquisition; (c) commercial paper rated


                           GUARANTEE AND SECURITY AGREEMENT
                                         -3-

A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition; and (d) money market funds sponsored by commercial or investment banks unaffiliated with the Company.

               "Pledged Stock" shall have the meaning assigned to that term in
Section 3.01(a).

               "Secured Obligations" shall mean (a) any and all Guaranteed Obligations and (b) any and all obligations of the Obligors at any time and from time to time for the performance of their agreements, covenants and undertakings under or in respect of the Indenture Documents.

               "Securities Collateral" means the Stock Collateral and the Pledged Debt.

               "Signing Date" shall mean the date on which a respective Obligor shall sign and deliver this Agreement, whether directly or through execution and delivery of a Joinder hereto.

               "Stock Collateral" shall have the meaning assigned to that term in Section 3.01(a).

               "Tangible Net Worth" shall mean, as at any date for any Person, the sum for such Person and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

               (a)  the amount of capital stock, plus

               (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit), minus

               (c) the sum of the following: the cost of treasury shares and the book value of all assets which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write-up in the book value of assets resulting from a revaluation of such assets subsequent to December 31, 1994.

               "Trademark Collateral" shall mean all Trademarks, whether now owned or hereafter acquired by any Obligor. Notwithstanding the foregoing, the Trademark Collateral shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

               "Trademarks" shall mean, collectively, (a) all trade names, trademarks and service marks, logos, trademark and service mark registrations and applications for trademark and service mark registrations, (b) all renewals and extensions of any of the foregoing and (c) all rights, now existing or hereafter coming into existence, (i) to all income, royalties, damages and other payments (including in respect of all past, present and future infringements) now or hereafter due or payable


                           GUARANTEE AND SECURITY AGREEMENT
                                         -4-
under or with respect to any of the foregoing, (ii) to sue for all past, present and future infringements with respect to any of the foregoing and (iii) otherwise accruing under or pertaining to any of the foregoing throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use of, or otherwise symbolized by, each such trade name, trademark and service mark.

               "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of California from time to time or, by reason of mandatory application, any other applicable jurisdiction.

               Section 1.012 Interpretation. In this Agreement, unless otherwise indicated, the singular includes the plural and plural the singular; words importing either gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of any Indenture Document); and references to Persons include their respective permitted successors and assigns and, in the case of Governmental Persons, Persons succeeding to their respective functions and capacities.

               Section 2.  Guarantee.

               1.021   Guarantee.  Subject to the limitation set forth in
Section 2.08, the Obligors hereby jointly and severally guarantee to the Trustee for the benefit of each Holder the timely payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Guaranteed Obligations in each case strictly in accordance with their terms. The Obligors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) all or any part of the Guaranteed Obligations, the Obligors will immediately pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of all or any part of the Guaranteed Obligations, the same will be timely paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. The obligations of the Obligors under this Section 2 are irrevocable and unconditional in nature and are made with respect to any Guaranteed Obligations now existing or in the future arising. The Obligors' liability under this Agreement shall continue until full satisfaction of all Guaranteed Obligations. The obligations of the Obligors constitute a guarantee of due and punctual payment and performance and not merely a guarantee of collection.


                           GUARANTEE AND SECURITY AGREEMENT
                                         -5-

               1.022 Acknowledgements, Waivers and Consents. Each Obligor acknowledges that the obligations undertaken by it under this Agreement involve the guarantee of obligations of Persons other than such Obligor and that such obligations of such Obligor are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and in furtherance of the foregoing, each Obligor agrees that:

                       (a) Without affecting the enforceability or effectiveness of this Agreement in accordance with its terms and without affecting, limiting, reducing, discharging or terminating the liability of such Obligor, or the rights, remedies, powers and privileges of the Trustee under this Agreement, the Trustee and the Holders may, at any time and from time to time and without notice or demand of any kind or nature whatsoever:

                               (i)     amend, supplement, modify, extend,
renew, waive, accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Guaranteed Obligations (including any increase or decrease in the rate or rates of interest on all or any part of the Guaranteed Obligations);

                               (ii)    amend, supplement, modify, extend,
renew, waive or otherwise change, or enter into or give, any Indenture Document or any agreement, security document, guarantee, approval, consent or other instrument with respect to all or any part of the Guaranteed Obligations, any Indenture Document or any such other instrument or any term or provision of the foregoing;

                               (iii)   accept or enter into new or additional
agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to any Indenture Document, all or any part of the Guaranteed Obligations or any collateral now or in the future serving as security for the Guaranteed Obligations;

                               (iv)    accept or receive (including from any
other Obligor) partial payments or performance on the Guaranteed Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise);

                               (v)     accept, receive and hold any additional
collateral for all or any part of the Guaranteed Obligations (including from any other Obligor);

                               (vi)    release, reconvey, terminate, waive,
abandon, allow to lapse or expire, fail to perfect, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents or guarantees (including the obligations of any other Obligor) for or relative to all or any part of the Guaranteed Obligations;

                               (vii)   apply any collateral or the proceeds of
any collateral or guarantee (including the obligations of any other Obligor) to all or any part of the Guaranteed Obligations in such manner and extent as the Trustee or any Holder may in its discretion determine;


                           GUARANTEE AND SECURITY AGREEMENT
                                         -6-

                               (viii)  release any Person (including any other
Obligor) from any personal liability with respect to all or any part of the Guaranteed Obligations;

                               (ix)    settle, compromise, release, liquidate
or enforce upon such terms and in such manner as the Trustee or the Holders may determine or as applicable law may dictate all or any part of the Guaranteed Obligations or any collateral on or guarantee of all or any part of the Guaranteed Obligations (including with any other Obligor);

                               (x)     consent to the merger or consolidation
of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Company or any other Person (including any other Obligor);

                               (xi)    proceed against the Company, such or any
other Obligor or any other guarantor of all or any part of the Guaranteed Obligations or any collateral provided by any Person and exercise the rights, remedies, powers and privileges of the Trustee and the Holders under the Indenture Documents or otherwise in such order and such manner as the Trustee or the Holders may, in its or their discretion, determine, without any necessity to proceed upon or against or exhaust any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Agreement as to any Obligor;

                               (xii)   foreclose upon any deed of trust,
mortgage or other instrument creating or granting liens on any interest in real property by judicial or nonjudicial sale or by deed in lieu of foreclosure, bid any amount or make no bid in any foreclosure sale or make any other election of remedies with respect to such liens or exercise any right of set-off;

                               (xiii)  obtain the appointment of a receiver
with respect to any collateral for all or any part of the Guaranteed Obligations and apply the proceeds of such receivership as the Trustee or any Holder may in its discretion determine (it being agreed that nothing in this clause (xiii) shall be deemed to make the Trustee or any Holder a party in possession in contemplation of law, except at its option);

                               (xiv)   enter into such other transactions or
business dealings with any other Obligor, the Company, any Subsidiary or Affiliate of the Company or any other guarantor of all or any part of the Guaranteed Obligations as the Trustee or any Holder may desire; and

                               (xv)    do all or any combination of the actions
set forth in this Section 2.02(a).

                       (b) The enforceability and effectiveness of this Agreement and the liability of the Obligors, and the rights, remedies, powers and privileges of the Trustee and the Holders, under this Agreement shall not be affected, limited, reduced, discharged or terminated, and each Obligor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:


                           GUARANTEE AND SECURITY AGREEMENT
                                         -7-

                               (i)     the illegality, invalidity or
unenforceability of all or any part of the Guaranteed Obligations, any Indenture Document or any agreement, security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations;

                               (ii)    any disability or other defense with
respect to all of any part of the Guaranteed Obligations of the Company, any other Obligor or any other guarantor of all or any part of the Guaranteed Obligations, including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such other guarantor;

                               (iii)   the illegality, invalidity or
unenforceability of any security or guarantee for all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien on any collateral for all or any part of the Guaranteed Obligations;

                               (iv)    the cessation, for any cause whatsoever,
of the liability of the Company, any other Obligor or any other guarantor of all or any part of the Guaranteed Obligations (other than, subject to Section 2.05, by reason of the full payment and performance of all Guaranteed Obligations);

                               (v)     any failure of the Trustee or the
Holders to marshal assets in favor of the Company or any other Person (including any other Obligor), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any other Obligor, the Company, any other guarantor of all or any part of the Guaranteed Obligations or any other Person or to take any action whatsoever to mitigate or reduce such or any other Obligor's liability under this Agreement, neither the Trustee nor any Holder being under any obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Company may be in default of its obligations under any Indenture Document;

                               (vi)    any failure of the Trustee or the
Holders to give notice of sale or other disposition of any Collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral for all or any part of the Guaranteed Obligations) for all or any part of the Guaranteed Obligations to the Company, any Obligor or any other Person or any defect in, or any failure by any Obligor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any Collateral;

                               (vii)   any failure of the Trustee or the
Holders to comply with applicable laws in connection with the sale or other disposition of any Collateral for all or any part of the Guaranteed Obligations;

                               (viii)  any judicial or nonjudicial foreclosure
or sale of, or other election of remedies with respect to, any interest in real property or other Collateral serving as security


                           GUARANTEE AND SECURITY AGREEMENT
                                         -8-
for all or any part of the Guaranteed Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of any Obligor or may preclude any Obligor from obtaining reimbursement, contribution, indemnification or other recovery from any other Obligor, the Company, any other guarantor or any other Person and even though the Company may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

                               (ix)    any benefits the Company, any Obligor or
any other guarantor may otherwise derive from the laws of any jurisdiction of the nature of a "one-form-of-action," "anti-deficiency" or "security-first" rule;

                               (x)     any act or omission of the Trustee, any
Holder or any other Person that directly or indirectly results in or aids the discharge or release of the Company or any other Obligor of all or any part of the Guaranteed Obligations or any security or guarantee for all or any part of the Guaranteed Obligations by operation of law or otherwise;

                               (xi)    any law which provides that the
obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation;

                               (xii)   the possibility that the obligations of
the Company to the Trustee and the Holders may at any time and from time to time exceed the aggregate liability of the Obligors under this Agreement;

                               (xiii)  any counterclaim, set-off or other claim
which the Company or any other Obligor has or alleges to have with respect to all or any part of the Guaranteed Obligations;

                               (xiv)   any failure of the Trustee or any Holder
to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

                               (xv)    the election by the Trustee or any
Holder, in any bankruptcy proceeding of any Person, of the application or nonapplication of Section 1111(b)(2) of the Bankruptcy Code;

                               (xvi)   any extension of credit or the grant of
any Lien under Section 364 of the Bankruptcy Code;

                               (xvii)  any use of cash collateral under Section
363 of the Bankruptcy Code;

                               (xviii) any agreement or stipulation with
respect to the provision of adequate protection in any bankruptcy proceeding of any Person;


                           GUARANTEE AND SECURITY AGREEMENT
                                         -9-

                               (xix)   the avoidance of any Lien in favor of
the Trustee or any Holder for any reason;

                               (xx)    any bankruptcy, insolvency,
reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;

                               (xxi)   any action taken by the Trustee or any
Holder that is authorized by this Section 2.02 or otherwise in this Agreement or by any other provision of any Indenture Document or any omission to take any such action; or

                               (xxii)  any other circumstance whatsoever that
might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

                       (c) Each Obligor expressly waives, for the benefit of the Trustee and the Holders, all set-offs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Agreement or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations. Each Obligor further expressly waives the benefit of any and all statutes of limitation and any and all laws providing for the exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.

                       (d) Each Obligor represents and warrants to the Trustee and the Holders that it has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial and otherwise) of the Company and its properties on a continuing basis and that such Obligor is now and will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of the Company and its properties. Each Obligor further represents and warrants that it has reviewed and approved each of the Indenture Documents and is fully familiar with the transaction contemplated by the Indenture Documents and that it will in the future remain fully familiar with such transaction and with any new Indenture Documents and the transactions contemplated by such Indenture Documents. Each Obligor hereby expressly waives and relinquishes any duty on the part of the Trustee or the Holders (should any such duty exist) to disclose to such or any other Obligor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of the Company or its properties or to any Indenture Document or the transactions undertaken pursuant to, or contemplated by, any such Indenture Document, whether now or in the future known by the Trustee or any Holder.

                       (e) Each Obligor intends that its rights and obligations shall be those expressly set forth in this Agreement and that its obligations shall not be affected, limited, reduced,


                           GUARANTEE AND SECURITY AGREEMENT
                                         -10-
discharged or terminated by reason of any principles or provisions of law which conflict with the terms of this Agreement.

               1.023   Understanding With Respect to Waivers and Consents.
Each Obligor warrants and agrees that each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such or any other Obligor otherwise may have against the Company, the Trustee, any Holder or any other Person or against any collateral. If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

               1.024 Subrogation. Each Obligor hereby agrees that, until the payment and satisfaction in full of all of the Guaranteed Obligations under the Indenture, it shall not exercise any right, remedy, power or privilege, such as any right of subrogation, contribution or indemnity or related remedy, power or privilege, arising (whether by contract or operation of law, including under the Bankruptcy Code) against the Company, any other Obligor or any other guarantor of all or any part of the Guaranteed Obligations or any collateral for all or any part of the Guaranteed Obligations by reason of any payment or other performance pursuant to the provisions of this Agreement and, if any amount shall be paid to such Obligor on account of such rights, remedies, powers or privileges, it shall hold such amount in trust for the benefit of, and pay the same over to, the Trustee (for the benefit of the Holders) on account of the Guaranteed Obligations. Each Obligor understands that the exercise by the Trustee or any Holder of any right, remedy, power or privilege that it may have under the Indenture Documents, any agreement, security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations or otherwise may affect or eliminate such or any other Obligor's right of subrogation or similar recovery against the Company, any other Obligor, any other guarantors or any collateral and that such and the other Obligors may therefore incur partially or totally nonreimbursable liability under this Agreement. Nevertheless, each Obligor hereby authorizes and empowers the Trustee and the Holders to exercise, in its or their sole discretion, any combination of such rights, remedies, powers and privileges.

               1.025 Reinstatement. The obligations of each Obligor under this Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company, any other Obligor or any other Person or any other application of funds (including the proceeds of any collateral for all or any part of the Guaranteed Obligations) in respect of all or any part of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of such Guaranteed Obligations, whether as a result of any proceedings in bankruptcy, reorganization or otherwise and the Obligors jointly and severally agree that it will indemnify the Trustee and each Holder on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by the Trustee or such Holder in connection with such rescission or restoration.


                           GUARANTEE AND SECURITY AGREEMENT
                                         -11-

               1.026 Remedies. The Obligors hereby jointly and severally agree that, between each of them and the Trustee (for the benefit of the Holders), the obligations of the Company under the Indenture and the other Indenture Documents may be declared to be forthwith (or may become automatically) due and payable as provided in Section 4.2 of the Indenture for purposes of Section 2.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations becoming due and payable as against the Company) and that, in the event of such declaration (or such obligation being deemed due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable for purposes of Section 2.01.

               1.027 Subordination of Indebtedness of the Company; Security Interest.

               (a) Each Obligor agrees that any indebtedness of the Company now or in the future owed to such Obligor is hereby subordinated to the Guaranteed Obligations. If the Trustee so requests, any such indebtedness shall be collected, enforced and received by such Obligor as trustee for the Trustee and shall be paid over to the Trustee (for the benefit of the Holders) in kind on account of the Guaranteed Obligations. If, after the Trustee's request, such Obligor fails to collect or enforce any such indebtedness or to pay the proceeds of such indebtedness to the Trustee, the Trustee as such Obligor's attorney-in-fact may do such acts and sign such documents in such Obligor's name and on such Obligor's behalf as the Trustee considers necessary or desirable to effect such collection, enforcement or payment, the Trustee being hereby appointed such Obligor's attorney-in-fact for such purpose.

               (b) Each Obligor hereby grants to the Trustee (for the benefit of the Holders) a security interest in any indebtedness referred to in
Section 2.07(a) and in any personal property of the Company in which such Obligor now has or in the future acquires any right, title or interest. Each Obligor agrees that such security interest shall be additional security for the Guaranteed Obligations and shall be superior to any right of such Obligor in such property until the Guaranteed Obligations have been fully satisfied and performed.

               1.028 Limitation on Guarantee. In any proceeding involving any state corporate law or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Obligors under Section 2.01 would otherwise, taking into account the provisions of Section 2.09, be held or determined to be void, invalid or unenforceable or if the claims of the Trustee or the Holders in respect of such obligations would be subordinated to the claims of any other creditors on account of the Obligors' liability under Section 2.01, then, notwithstanding any other provision of this Agreement to the contrary, the amount of such liability shall, without any further action by the Obligors, any Holder, the Trustee or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

               1.029 Rights of Contribution. The Obligors hereby agree, as between themselves, that if any Obligor (an "Excess Funding Obligor") shall pay a portion of the Guaranteed Obligations in excess of the Excess Funding Obligor's Pro Rata Share (as defined below) of the Guaranteed


                           GUARANTEE AND SECURITY AGREEMENT
                                         -12-

Obligations, the other Obligors shall, on demand (but subject to the next sentence), pay to the Excess Funding Obligor an amount equal to their respective Pro Rata Shares of such Excess Funding Obligor's payment. The payment obligations of any Obligor under this Section 2.09 shall be subordinate and subject in right of payment to the prior payment in full and in cash of the obligations of such Obligor under the other provision of this
Section 2, and such Excess Funding Obligor shall not exercise any right, remedy, power or privilege with respect to such excess until payment and satisfaction in full of all such obligations. For the purposes of this
Section 2.09, "Pro Rata Share" shall mean, for any Obligor, a fraction (which shall in no event exceed 1.00) the numerator of which is the excess, if any, of the fair value of the assets of such Obligor over a fair estimate of the liabilities of Obligor and the denominator of which is the excess (but not less than $1.00) of the fair value of the aggregate assets (without duplication) of all Obligors over a fair estimate of the aggregate liabilities (without duplication) of all Obligors. All relevant calculations shall be made as of the date such Obligor became a Obligor.

               Section 3.  Collateral.

               1.031 Grant. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, each Obligor hereby pledges and grants to the Trustee, for the benefit of the Holders, a security interest in all of such Obligor's right, title and interest in and to the following property, whether now owned or hereafter acquired by such Obligor and whether now existing or hereafter coming into existence (collectively, the "Collateral"):

               (a)     (i)     all of the shares of capital stock of the
Issuers now owned or hereafter acquired by such Obligor, together with in each case the certificates representing the same (collectively, the "Pledged Stock");

                       (ii) all shares, securities, moneys or property representing a dividend on, or a distribution or return of capital in respect of, any of the Pledged Stock, resulting from a split-up, revision, reclassification or other like change of any of the Pledged Stock or otherwise received in exchange for any of the Pledged Stock and all Equity Rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock; and

                       (iii) without affecting the obligations of any Obligor under any provision prohibiting such action under any Indenture Document, in the event of any consolidation or merger in which any Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Company itself) formed by or resulting from such consolidation or merger (collectively, and together with the property described in clauses (i) and (ii) above, the "Stock Collateral");

                       (iv) the Indebtedness described in Annex I with respect to such Obligor and issued by the obligors named therein (the "Pledged Debt");


                           GUARANTEE AND SECURITY AGREEMENT
                                         -13-

                       (v) all additional Indebtedness in excess of $100,000 for money borrowed or for the deferred purchase price of property from time to time owed to such Obligor by any obligor of the Pledged Debt, and all additional Indebtedness in excess of $100,000 for money borrowed or for the deferred purchase price of property from time to time owed to such Obligor by any other Person who, after the date of this Agreement, becomes, as a result of any occurrence, a Subsidiary of such Obligor or an Affiliate of such Obligor (any such Indebtedness being "Additional Debt");

                       (vi) all notes or other instruments evidencing the Indebtedness referred to in clauses (iv) and (v) above;

               (b) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of such Obligor constituting a right to the payment of money, whether or not earned by performance, including all moneys due and to become due to such Obligor in repayment of any loans or advances, in payment for goods (including Inventory and Equipment) sold or leased or for services rendered, in payment of tax refunds and in payment of any guarantee of any of the foregoing (collectively, the "Accounts");

               (c) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of such Obligor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts (collectively, the "Instruments");

               (d)     all inventory (as defined in the Uniform Commercial
Code) and all other goods (including Motor Vehicles) of such Obligor that are held by such Obligor for sale, lease or furnishing under a contract of service (including to its Subsidiaries or Affiliates), that are so leased or furnished or that constitute raw materials, work in process or material used or consumed in its business, including all spare parts and related supplies, all goods obtained by such Obligor in exchange for any such goods, all products made or processed from any such goods and all substances, if any, commingled with or added to any such goods (collectively, the "Inventory");

               (e)     all equipment (as defined in the Uniform Commercial
Code) and all other goods (including Motor Vehicles) of such Obligor that are used or bought for use primarily in its business, including all spare parts and related supplies, all goods obtained by such Obligor in exchange for any such goods, all substances, if any, commingled with or added to such goods and all upgrades and other improvements to such goods, in each case to the extent not constituting Inventory (collectively, the "Equipment");

               (f) all documents of title (as defined in the Uniform Commercial Code) or other receipts of such Obligor covering, evidencing or representing Inventory or Equipment (collectively, the "Documents");

               (g) all contracts and other agreements of such Obligor relating to the sale or other disposition of all or any part of the Inventory, Equipment or Documents and all rights, warranties,


                           GUARANTEE AND SECURITY AGREEMENT
                                         -14-
claims and benefits of such Obligor against any Person arising out of, relating to or in connection with all or any part of the Inventory, Equipment or Documents of such Obligor, including any such rights, warranties, claims or benefits against any Person storing or transporting any such Inventory or Equipment or issuing any such Documents;

               (h) all other accounts or general intangibles of such Obligor not constituting Accounts, including, to the extent related to all or any part of the other Collateral, all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor;

               (i)     the balance from time to time in the Collateral Account;

               (j) all other tangible and intangible property of such Obligor, including all Intellectual Property; and

               (k) all proceeds and products in whatever form of all or any part of the other Collateral, including all proceeds of insurance and all condemnation awards and all other compensation for any Casualty Event with respect to all or any part of the other Collateral (together with all rights to recover and proceed with respect to the same), and all accessories to, substitutions for and replacements of all or any part of the other Collateral.

               1.032 Intellectual Property. For the purpose of enabling the Trustee to exercise its rights, remedies, powers and privileges under Section 7 at such time or times as the Trustee shall be lawfully entitled to exercise such rights, remedies, powers and privileges, and for no other purpose, each Obligor hereby grants to the Trustee, to the extent assignable, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Obligor) to use, assign, license or sublicense any of the Intellectual Property of such Obligor, together with reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of such items.

               1.033   Perfection.

               Concurrently with the execution and delivery of this Agreement, each Obligor shall (i) file such financing statements and other documents in such offices as shall be necessary or as the Trustee may request to perfect and establish the priority (subject only to Liens permitted under Section 8.8 of the Indenture) of the Liens granted by this Agreement (including promptly filing the Assignment for Security--Trademarks and Patents, in the form executed on the date hereof by the Obligors, in the United States Patent and Trademark Office),
(ii) deliver and pledge to the Trustee any and all Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Trustee may request, (iii) cause the Trustee (to the extent requested by the Trustee) to be listed as the lienholder on all certificates of title or ownership relating to Motor Vehicles owned by such Obligor and deliver to the Trustee originals of all such certificates of title or ownership


                           GUARANTEE AND SECURITY AGREEMENT
                                         -15-
for the Motor Vehicles together with the odometer statements for each respective Motor Vehicle, (iv) deliver to the Trustee all certificates for the Pledged Stock and Pledged Debt, accompanied by undated stock or bond powers, as the case may be, duly executed in blank and (v) take all such other actions as shall be necessary or as the Trustee may request to perfect and establish the priority (subject only to such permitted Liens) of the Liens granted by this Agreement. The Trustee shall have the right, at any time in its discretion and with notice to the Company, to transfer to or to register in its name or in the name of any of its nominees any or all of the Pledged Stock or Pledged Debt.


               1.034 Preservation and Protection of Security Interests. Each Obligor shall:

               (a) upon the acquisition after the Signing Date by such Obligor of any Securities Collateral, promptly either (x) transfer and deliver to the Trustee all such Securities Collateral (together with the certificates or instruments representing such Securities Collateral securities duly endorsed in blank or accompanied by undated powers duly executed in blank) or (y) take such other action as the Trustee shall deem necessary or appropriate to perfect, and establish the priority of, the Liens granted by this Agreement in such Securities Collateral;

               (b) upon the acquisition after the Signing Date by such Obligor of any Instrument, promptly deliver and pledge to the Trustee all such Instruments, endorsed or accompanied by such instruments of assignment and transfer in such form and substance as the Trustee may request;

               (c) upon the acquisition after the Signing Date by such Obligor of any Equipment or Motor Vehicle covered by a certificate of title or ownership, promptly cause the Trustee to be listed as the lienholder on such certificate of title and within 120 days of the acquisition of such property deliver evidence of the same to the Trustee; PROVIDED, HOWEVER, if the property to be acquired is subject to a purchase money security interest permitted by
Section 8.8 of the Indenture, the Trustee shall be listed as a junior lienholder to the Person holding such purchase money security interest;

               (d) upon such Obligor's acquiring, or otherwise becoming entitled to the benefits of, any Copyright (or copyrightable material), Patent (or patentable invention), Trademark (or associated goodwill) or other Intellectual Property or upon or prior to such Obligor's filing, either directly or through any agent, licensee or other designee, of any application with any Governmental Person for any Copyright, Patent, Trademark, or other Intellectual Property, in each case after the Signing Date, execute and deliver such contracts, agreements and other instruments as the Trustee may request to evidence, validate, perfect and establish the priority (subject only to Liens permitted under Section 8.8 of the Indenture) of the Liens granted by this Agreement in such and any related Intellectual Property.

               (e) give, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other instruments, obtain any and all governmental approvals and take any and all steps that may be necessary or as the Trustee may request to create, perfect, establish the priority (subject only to Liens permitted under Section 8.8 of the Indenture) of, or to preserve the


                           GUARANTEE AND SECURITY AGREEMENT
                                         -16-
validity, perfection or priority (subject only to such permitted Liens) of, the Liens granted by this Agreement or to enable the Trustee to exercise and enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens, including causing any or all of the Securities Collateral to be transferred of record into the name of the Trustee or its nominee (and the Trustee agrees that if any Securities Collateral is transferred into its name or the name of its nominee, the Trustee will thereafter promptly give to such Obligor copies of any notices and communications received by it with respect to the Stock Collateral pledged by such Obligor), PROVIDED that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of Section 4.02(b).

               1.035   Attorney-in-Fact.

               (a) Subject to the rights of such Obligor under Sections 3.06, 3.07, 3.08 and 3.09, the Trustee is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, to preserve the validity, perfection and priority (subject only to Liens permitted under Section 8.8 of the Indenture) of the Liens granted by this Agreement and, following any Default, to exercise its rights, remedies, powers and privileges under this Agreement. This appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Trustee shall be entitled under this Agreement upon the occurrence and continuation of any Event of Default (or, in respect of Section 4.02(b), any Default) (i) to ask, demand, collect, sue for, recover, receive and give receipt and discharge for amounts due and to become due under and in respect of all or any part of the Collateral; (ii) to receive, endorse and collect any Instruments or other drafts, instruments, documents and chattel paper in connection with clause (i) above (including any draft or check representing the proceeds of insurance or the return of unearned premiums); (iii) to file any claims or take any action or proceeding that the Trustee may deem necessary or advisable for the collection of all or any part of the Collateral, including the collection of any compensation due and to become due under any contract or agreement with respect to all or any part of the Collateral; and (iv) to execute, in connection with any sale or disposition of the Collateral under Section 7, any endorsements, assignments, bills of sale or other instruments of conveyance or transfer with respect to all or any part of the Collateral. In any suit, proceeding or action brought by the Trustee relating to any Account, contract or Instrument for any sum owing thereunder, or to enforce any provision of any Account, contract or Instrument, the Obligors, jointly and severally, will save, indemnify and keep the Trustee harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the obligor thereunder, arising out of a breach by any Obligor of any obligation thereunder or arising out of any other agreement, Indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from the Obligors, and all such obligations of the Obligors shall be and remain enforceable against and only against the Obligors and shall not be enforceable against the Trustee.

               (b) Without limiting the rights and powers of the Trustee under Section 3.05(a), each Obligor hereby appoints the Trustee as its attorney-in-fact, effective the Signing Date and


                           GUARANTEE AND SECURITY AGREEMENT
                                         -17-
terminating upon the termination of this Agreement, for the purpose of (i) executing on behalf of such Obligor title or ownership applications for filing with appropriate state agencies to enable Motor Vehicles now owned or hereafter acquired by such Obligor to be retitled and the Trustee to be listed as lienholder as to such Motor Vehicles, (ii) filing such applications with such state agencies and (iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, such Obligor as the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement (including the purpose of creating in favor of the Trustee a perfected lien on the Motor Vehicles and exercising the rights and remedies of the Trustee under Section 7). This appointment as attorney-in-fact is irrevocable and coupled with an interest.

               (c) Without limiting the rights and powers of the Trustee under Section 3.05(a), each Obligor hereby appoints the Trustee as its attorney-in-fact, effective the Signing Date and terminating upon the termination of this Agreement, for the purpose of executing and filing all such contracts, agreements and other documents as are contemplated by Section 3.04(d). This appointment as attorney-in-fact is irrevocable and coupled with an interest.

               1.036   Special Provisions Relating to Securities Collateral.

               (a) So long as no Event of Default shall have occurred and be continuing, the Obligors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Securities Collateral for all purposes not inconsistent with the terms of any Indenture Document, PROVIDED that the Obligors jointly and severally agree that they will not vote the Securities Collateral in any manner that is inconsistent with the terms of any Indenture Document; and the Trustee shall, at the Obligors' expense, execute and deliver to the Obligors or cause to be executed and delivered to the Obligors all such proxies, powers of attorney, dividend and other orders and other instruments, without recourse, as the Obligors may reasonably request for the purpose of enabling the Obligors to exercise the rights and powers which they are entitled to exercise pursuant to this Section 3.06(a).

               (b) So long as no Event of Default shall have occurred and be continuing, the Obligors shall be entitled to receive and retain any dividends or distributions on the Securities Collateral paid in cash.

               (c) If any Event of Default shall have occurred and be continuing, and whether or not the Trustee or any Holder exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other right, remedy, power or privilege available to it under applicable law, this Agreement or any other Indenture Document, all dividends and other distributions on the Securities Collateral shall be paid directly to the Trustee and retained by it in the Collateral Account as part of the Securities Collateral, subject to the terms of this Agreement, and, if the Trustee shall so request, the Obligors jointly and severally agree to execute and deliver to the Trustee appropriate additional dividend, distribution and other orders and instruments to that end, PROVIDED that if such Event of Default is cured, any such dividend or distribution paid to the Trustee prior to such cure


                           GUARANTEE AND SECURITY AGREEMENT
                                         -18-
shall, upon request of the Obligors (except to the extent applied to the Secured Obligations), be returned by the Trustee to the Obligors.

               1.037 Use of Intellectual Property. Subject to such action not otherwise constituting a Default and so long as no Event of Default shall have occurred and be continuing, the Obligors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Obligors. In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, the Trustee shall from time to time, upon the request of the Obligors through the Company, execute and deliver any instruments, certificates or other documents, in the form so requested, which such Obligors through the Company shall have certified are appropriate (in their judgment) to allow them to take any action permitted above (including relinquishment of the license provided pursuant to Section 3.02 as to any specific Intellectual Property). The exercise of rights, remedies, powers and privileges under Section 7 by the Trustee shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Obligors in accordance with the first sentence of this Section 3.07.

               1.038 Instruments. So long as no Default or Event of Default shall have occurred and be continuing, each Obligor may retain for collection in the ordinary course of business any Instruments obtained by it in the ordinary course of business, and the Trustee shall, promptly upon the request, and at the expense of, such Obligor through the Company, make appropriate arrangements for making any Instruments pledged by the Obligors available to the respective Obligor for purposes of presentation, collection or renewal. Any such arrangement shall be effected, to the extent deemed appropriate by the Trustee, against trust receipt or like document.

               1.039   Use of Collateral.   So long as no Event of Default
shall have occurred and be continuing, each Obligor shall, in addition to its rights under Sections 3.06, 3.07 and 3.08 in respect of the Collateral contemplated in those sections, be entitled to use and possess the other Collateral and to exercise its rights, title and interest in all contracts, agreements, licenses and governmental approvals, subject to the rights, remedies, powers and privileges of the Trustee under Sections 4 and 7 and to such use, possession or exercise not otherwise constituting a Default.

               3.10    Rights and Obligations.

                       (a) Each Obligor shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective terms to the same extent as if this Agreement had not been executed and delivered. The exercise by the Trustee of any right, remedy, power or privilege in respect of this Agreement shall not release any Obligor from any of its duties and obligations under such contracts and agreements and the Obligors shall save, indemnify and keep the Trustee harmless from and against all expense, loss or damage suffered by reason of such exercise. Neither the Trustee nor any Holder shall have any duty, obligation or liability under such contracts and agreements or in respect to any governmental approval included in the Collateral by reason of this Agreement or any other Indenture Document, nor shall the


                           GUARANTEE AND SECURITY AGREEMENT

Trustee or any Holder be obligated to perform any of the duties or obligations of any Obligor under any such contract or agreement or any such governmental approval or to take any action to collect or enforce any claim (for payment) under any such contract or agreement or governmental approval.

                       (b) No Lien granted by this Agreement in the Obligors' right, title and interest in any contract, agreement or governmental approval shall be deemed to be a consent by the Trustee or any Holder to any such contract, agreement or governmental approval.

                       (c) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize any Obligor to sell or otherwise dispose of any Collateral except to the extent otherwise expressly permitted by the terms of any Indenture Document.

                       (d) Neither the Trustee nor any Holder shall be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

               3.11 Release of Motor Vehicles. So long as no Default shall have occurred and be continuing, upon the request of, and as the expense of, any Obligor, the Trustee shall execute and deliver to such Obligor such instruments as such Obligor shall reasonably request to remove the notation of the Trustee as lienholder on any certificate of title for any Motor Vehicle; PROVIDED that any such instruments shall be delivered, and the release shall be effective, only upon receipt by the Trustee of a certificate from such Obligor stating that the Motor Vehicle the Lien on which is to be released is to be sold or has suffered a casualty loss (with title passing to the appropriate casualty insurance company in settlement of the claim for such loss).

               3.12 Termination. When all Secured Obligations shall have been paid in full, this Agreement shall (subject, however, to Section 2.05) terminate, and the Trustee shall, at the expense of the respective Obligor, forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect of the Collateral, to or on the order of the respective Obligors and to be released, canceled and granted back all licenses and rights referred to in Section 3.02. The Trustee shall also, at the expense of the respective Obligor, execute and deliver to the respective Obligors upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the respective Obligors to effect the termination and release of the Liens granted by this Agreement on the Collateral.

               Section 4.  Cash Proceeds of Collateral.

               1.041 Collateral Account. There is hereby established with the Trustee a cash collateral account (the "Collateral Account") in the name and under the exclusive domain and control of the Trustee into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds resulting from insurance or condemnation) required to be delivered to the Trustee pursuant to this Agreement and into which any Obligor may from time to time deposit any


                           GUARANTEE AND SECURITY AGREEMENT
                                         -20-
additional amounts which it wishes to pledge to the Trustee as additional collateral security under this Agreement. The balance from time to time in the Collateral Account shall constitute part of the Collateral and shall not constitute payment of the Secured Obligations until applied as provided in this Agreement. Except as expressly provided in the next sentence, the Trustee shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the Obligors as the Obligors through the Company shall from time to time instruct. However, if any Event of Default shall have occurred and be continuing, the Trustee may (and, if instructed by the Holders as specified in Section 4.5 of the Indenture, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 7. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided in this Agreement.

               1.042   Certain Proceeds.

               (a) If any Default or Event of Default shall have occurred and be continuing, each Obligor shall, upon request of the Trustee, promptly notify (and such Obligor hereby authorizes the Trustee so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Trustee under this Agreement and that any payments due or to become due in respect of such Collateral are to be made directly to the Trustee. All such payments made to the Trustee shall be immediately deposited in the Collateral Account.

               (b) Each Obligor agrees that if the proceeds of any Collateral (including payments made in respect of Accounts and Instruments) shall be received by it following the occurrence and during the continuation of a Default, such Obligor shall as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by each Obligor for and as the property of the Trustee and shall not be commingled with any other funds or property of such Obligor.

               1.043 Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the Obligors through the Company (or, if any Default or Event of Default shall have occurred and be continuing, the Trustee) shall determine. All such investments shall be held in the name and be under the control of the Trustee. At any time after the occurrence and during the continuance of an Event of Default, the Trustee may (and, if instructed by the Holders as specified in Section 4.5 of the Indenture, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and to apply or cause to be applied the proceeds of such action to the payment of the Secured Obligations in the manner specified in Section 7.

               Section 5. Representations and Warranties. As of the Signing Date, each Obligor represents and warrants to the Trustee for the benefit of the Holders as follows:

               1.051 Title. Such Obligor is the sole beneficial owner of the Collateral in which it purports to grant a Lien pursuant to this Agreement, and such Collateral is free and clear of all Liens (and, with respect to the Stock Collateral, of any Equity Right in favor of any other Person), except


                           GUARANTEE AND SECURITY AGREEMENT
                                         -21-
for Liens permitted under Section 8.8 of the Indenture. The Liens granted by this Agreement in favor of the Trustee for the benefit of the Trustee and the Holders have attached and, upon filing of the respective financing statements in the jurisdictions listed on Annex II, this Agreement is effective to create a perfected security interest in all of such Collateral (other than Intellectual Property registered or otherwise located outside of the United States of America) prior to all other Liens (except, with respect to Collateral other than Securities Collateral or the cash in the Collateral account, such Permitted Liens). With respect to the Pledged Stock, the Pledged Debt and the cash in the Collateral Account, the pledge of such Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in such Collateral in favor of the Trustee for the benefit of the Holders.


               1.052   Securities Collateral.

               (a) The Pledged Stock presently owned by such Obligor is duly authorized, validly existing, fully paid and nonassessable, and none of such Pledged Stock is subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained in any Indenture Document). The Pledged Debt pledged by such Obligor has been duly authorized, authenticated or issued and delivered, and is the legal, valid and binding obligation of the issuers thereof, and is not in default. The pledged Debt constitutes all of the outstanding Indebtedness in excess of $100,000 for money borrowed or for the deferred purchase price of property owed to such Obligor by any of its Subsidiaries or Affiliates.

               (b) The Pledged Stock pledged by such Obligor constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers beneficially owned by such Obligor on the Signing Date (whether or not registered in the name of such Obligor).

               1.053   Intellectual Property.

               (a) Except pursuant to licenses and other user agreements entered into by such Obligor in the ordinary course of business, such Obligor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark constituting Intellectual Property.

               (b) To any Obligor's knowledge, (i) except as disclosed in writing, there is no violation by others of any right of the Obligor with respect to any Intellectual Property and (ii) the Obligor is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted, are pending against any Obligor or, to any Obligor's knowledge, have been threatened against, and no claim has been received by, any Obligor, alleging any such violation, except as may be disclosed in writing.


                           GUARANTEE AND SECURITY AGREEMENT
                                         -22-

               (c) No Obligor owns any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

               1.054 Goods. Any goods now or hereafter manufactured or otherwise produced by any Obligor or any of its Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act.

               1.055   Corporate Existence.  Each of such Obligor and its
Subsidiaries: (i) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate or other power, and has all material governmental approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. The issuers listed on Annex III are the only direct Subsidiaries of such Obligor and such Obligor has no indirect Subsidiaries except as listed on Annex IV attached hereto.

               1.056 Financial Condition. The consolidated balance sheets of the Company and its Consolidated Subsidiaries (including such Obligor) as at December 31, 1994 and the related consolidated statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for the fiscal year then ended, together with the related opinion (in the case of such consolidated balance sheet and statements) of Coopers & Lybrand, and the unaudited consolidated balance sheets of the Company and its Consolidated Subsidiaries as at September 30, 1995 and the related consolidated statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for the nine-month period then ended, heretofore furnished to each of the Purchasers, are complete and correct and fairly present the consolidated financial condition of the Company and its Consolidated Subsidiaries as at such dates and the consolidated results of their operations for the fiscal year and nine-month period then ended (subject, in the case of such unaudited financial statements, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. Neither such Obligor nor any of its Subsidiaries has on the Signing Date any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as expressly referred to or reflected or provided for in the most recent balance sheet referred to above. Since September 30, 1995, there has been no material adverse change in the financial condition, operations, business or prospects taken as a whole of the Company and its Consolidated Subsidiaries from this set forth in the financial statements as at and for the period ending on that date.

               1.057 Litigation. Except as disclosed to the Purchasers in writing prior to the Signing Date, there are no legal or arbitral proceedings by or before any governmental Person, now pending or (to the knowledge of any Obligor) threatened against any Obligor or its property or any of its Subsidiaries or any of their property that, if adversely determined, could have a Material Adverse Effect.

                           GUARANTEE AND SECURITY AGREEMENT
                                         -23-

               1.058 No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement or compliance with the terms and provisions of this Agreement will conflict with or result in a breach of, or require any consent under, the corporate charter or by-laws of such Obligor, or any applicable governmental rule or regulation, or any agreement or instrument to which such Obligor or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under, or result in the acceleration or mandatory prepayment of, any Indebtedness evidenced by, or termination of, any such agreement or instrument, or result in the creation or imposition of any Lien upon any property of such Obligor or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

               5.09 Corporate Action. Such Obligor has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by such Obligor of this Agreement have been duly authorized by all necessary corporate action on its part (including any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by such Obligor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

               5.10 Approvals. No governmental approvals are necessary for the execution, delivery or performance by such Obligor of this Agreement or for the legality, validity or enforceability of this Agreement.

               5.11 Certain Regulations. No Obligor is (a) an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, (b) a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935 or (c) subject to any other governmental rule or regulation restricting its ability to incur Indebtedness, to issue guarantees or to grant Liens.

               Section 6.  Covenants.

               1.061   Books and Records.  Each Obligor shall:

               (a) keep full and accurate books and records relating to the Collateral and stamp or otherwise mark such books and records in such manner as the Trustee may reasonably require in order to reflect the Liens granted by this Agreement;

               (b) furnish to the Trustee from time to time (but, unless a Default shall have occurred and be continuing, no more frequently than quarterly) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Trustee may reasonably request, all in reasonable detail;


                           GUARANTEE AND SECURITY AGREEMENT
                                         -24-

               (c) prior to filing, either directly or through an agent, licensee or other designee, any application for any Copyright, Patent or Trademark, furnish to the Trustee prompt notice of such proposed filing; and

               (d) permit representatives of the Trustee, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, permit representatives of the Trustee to be present at such Obligor's place of business to receive copies of all communications and remittances relating to the Collateral and forward copies of any notices or communications received by such Obligor with respect to the Collateral, all in such manner as the Trustee may request.

               1.062 Removals, Etc. Without at least 30 days' prior written notice to the Trustee, no Obligor shall (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, or permit any Inventory or Equipment to be other business locations presently owned or operated by such Obligor or any of its Affiliates and identified in Annex III or IV, or in transit from one of such locations to another or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature pages to this Agreement.

               1.063 Sales and Other Liens. Except as otherwise specifically restricted under the Indenture, the Obligors may dispose of any Collateral only in the ordinary course of business and such Obligor will not permit any of its Subsidiaries to dispose of its assets except in the ordinary course of business unless such Obligor or its Subsidiary shall dispose of such assets for fair market value in an arms length transaction and the proceeds thereof become Collateral hereunder; notwithstanding the foregoing, except as otherwise permitted under Section 8.8 of the Indenture, the Obligors shall not, without the prior written consent of the Trustee, create, incur, assume or suffer to exist any Lien upon any Collateral or file or suffer to be on file or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to all or any part of the Collateral in which the Trustee is not named as the sole secured party for the benefit of the Holders.

               1.064 Stock Collateral. The Obligors will cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding. The Obligors shall cause all such shares to be duly authorized, validly issued, fully paid and nonassessable and to be free of any contractual restriction or any restriction under the charter or bylaws of the respective Issuer of such Stock Collateral, upon the transfer of such Stock Collateral (except for any such restriction contained in any Indenture Document). Such Obligor agrees that it will (i) cause each issuer of the Pledged Stock not to issue any shares of stock or other securities in addition to or in substitution for the Pledged Stock, except, with the written consent of the Holders in accordance with the terms of the Indenture, to such Obligor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of capital stock issued to such Obligor (the "Additional Stock") and any and all Additional Debt, and (iii) promptly (and in any event within three business days) deliver to the Trustee an amendment to this Agreement, duly executed by such Obligor, in respect of the Additional Shares or Additional Debt, together with all


                           GUARANTEE AND SECURITY AGREEMENT
                                         -25-
certificates, notes or other instruments representing or evidencing the same. Such Obligor agrees that all Additional Shares and Additional Debt listed on any such amendment delivered to the Trustee shall for all purposes hereunder constitute Pledged Stock and Pledged Debt, respectively, and (iii) is deemed to have made, upon such delivery, the representations and warranties contained in
Section 4 hereof with respect to such Collateral.

               1.065   Intellectual Property.

               (a) Each Obligor (either itself or through licensees) will, for each Trademark, (i) to the extent consistent with past practice and good business judgment, continue to use such Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force and effect free from any claim of abandonment for nonuse, (ii) maintain as in the past the quality of products and services offered under such Trademark,
(iii) employ such Trademark with the appropriate notice of registration and (iv) not (and not permit any licensee or sublicensee to) do any act or knowingly omit to do any act whereby any Trademark material to the conduct of its business may become invalidated.

               (b) Each Obligor (either itself or through licensees) will not do any act or knowingly omit to do any act whereby any Patent material to the conduct of its business may become abandoned or dedicated.

               (c) Each Obligor shall notify the Trustee immediately if it knows or has reason to know that any Intellectual Property material to the conduct of its business may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding before any governmental Person) regarding each Obligor's ownership of any Intellectual Property material to its business, its right to copyright, patent or register the same (as the case may be), or its right to keep, use and maintain the same.

               (d) Each Obligor will take all necessary steps that are consistent with good business practices in any proceeding before any appropriate governmental Person to maintain and pursue each application relating to any Intellectual Property (and to obtain the relevant registrations) and to maintain each registration material to the conduct of its business, including payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

               (e) In the event that any Intellectual Property material to the conduct of its business is infringed, misappropriated or diluted by a third party, each Obligor shall notify the Trustee within (10) days after it learns of such event and shall, if consistent with good business practice, promptly sue for infringement, misappropriation or dilution, seek temporary restraints and preliminary injunctive relief to the extent practicable, seek to recover any and all damages for such infringement, misappropriation or dilution and take such other actions as are appropriate under the circumstances to protect such Collateral.


                           GUARANTEE AND SECURITY AGREEMENT
                                         -26-

               (f) Each Obligor shall prosecute diligently any application for any Intellectual Property pending as of the date of this Agreement or thereafter made until the termination of this Agreement, make application on uncopyrighted but copyrightable material, unpatented but patentable inventions and unregistered but registerable Trademarks and preserve and maintain all rights in applications for any Intellectual Property; PROVIDED, HOWEVER, that the Obligors shall have no obligation to make any such application if making such application would be unnecessary or imprudent in the good faith business judgment of the respective Obligor. Any expenses incurred in connection with such an application shall be borne by the Obligors.

               (g) The Trustee shall have the right but shall in no way be obligated to bring suit in its own name to enforce the Copyrights, Patents and Trademarks and any license under such Intellectual Property, in which event each Obligor shall, at the request of the Trustee, do any and all lawful acts and execute and deliver any and all proper documents required by the Trustee in aid of such enforcement action.

               1.066 Further Assurances. Each Obligor agrees that, from time to time upon the written request of the Trustee, such Obligor will execute and deliver such further documents and do such other acts and things as the Trustee may reasonably request in order fully to effect the purposes of this Agreement.

               1.067 Litigation. Such Obligor will promptly give to the Trustee notice of all legal or arbitral proceedings by or before any governmental Person affecting such Obligor or any of its Subsidiaries, except proceedings that, if adversely determined, would not have a Material Adverse Effect.

               1.068 Corporate Existence, Etc. Such Obligor will, and will cause each of its Subsidiaries to: preserve and maintain its corporate existence and all of its material rights, privileges and franchises; comply with the requirements of all applicable governmental rules and regulations if the failure to comply with such requirements have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its other property prior to the date on which penalties would attach, except for any such tax, assessment, charge or levy, the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear and disposition excepted; permit representatives of the Trustee, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Trustee; keep adequate records and books of account, in which complete entries will be made in accordance with GAAP; and keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.


                           GUARANTEE AND SECURITY AGREEMENT
                                         -27-

               Section 7.  Remedies.

               1.071 Events of Default, Etc. Without limitation on the rights, remedies, powers and privileges of the Trustee under Section 2, if any Event of Default shall have occurred and be continuing:

               (a) the Trustee in its discretion may require each Obligor to, and each Obligor shall, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Trustee and such Obligor, designated in the Trustee's request;

               (b) the Trustee in its discretion may make any reasonable compromise or settlement it deems desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, all or any part of the Collateral;

               (c) the Trustee in its discretion may, in its name or in the names of the Obligors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for all or any part of the Collateral, but shall be under no obligation to do so;

               (d) the Trustee in its discretion may, upon ten business days' prior written notice to the Obligors of the time and place, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of the Trustee, the Holders or any of their respective agents, sell, lease or otherwise dispose of all or any part of such Collateral, at such place or places as the Trustee deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and the Trustee or any Holder or any other Person may be the purchaser, lessee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, license or other disposition of any of the Trademark Collateral, the goodwill connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Obligors shall supply to the Trustee or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

               (e) the Trustee shall have, and in its discretion may exercise, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where


                           GUARANTEE AND SECURITY AGREEMENT
                                         -28-
such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Trustee were the sole and absolute owner of the Collateral (and each Obligor agrees to take all such action as may be appropriate to give effect to such right).

The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 7.01 and of the exercise of the license granted to the Trustee in Section 3.02 shall be applied in accordance with
Section 7.04.

               1.072 Deficiency. If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under Section 7.01 and of the exercise of the license granted by the Trustee in Section 3.02 are insufficient to cover the costs and expenses (including attorneys fees) of such exercise and the payment in full of the other Secured Obligations, the Obligors shall remain liable for any deficiency.

               1.073   Private Sale.

               (a) The Trustee and the Holders shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 7.01 conducted in a commercially reasonable manner. Each Obligor hereby waives any claims against the Trustee or any Holder arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Trustee accepts the first offer received and does not offer the Collateral to more than one offeree.

               (b) The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to distribution or resale. The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer of such Collateral to register it for public sale.

               1.074 Application of Proceeds. Except as otherwise expressly provided in this Agreement and except as provided below in this Section 7.04, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 7.01 or of


                           GUARANTEE AND SECURITY AGREEMENT
                                         -29-
the exercise of the license granted in Section 3.02, and any other cash at the time held by the Trustee under Section 4 or this Section 7, shall be applied by the Trustee:

               First, to the payment of the costs and expenses of such exercise of remedies, including reasonable out-of-pocket costs and expenses of the Trustee, the fees and expenses of its agents and counsel and all other expenses incurred and advances made by the Trustee in that connection;

               Next, in accordance with Section 4.10 of the Indenture.

               As used in this Section 7, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to any Obligor or any issuer of, or account debtor or other obligor on, any of the Collateral.


               Section 8.  Miscellaneous.

               1.081   The Trustee.  As provided in Article 12 of the
Indenture, the Trustee acts as collateral trustee for the benefit of the Holders of the Notes for purposes of this Agreement. In such capacity, the Trustee shall be entitled to all of the rights and benefits accorded the Trustee by
Article 5 of the Indenture. Following the payment in full of all Secured Obligations outstanding under the Indenture and the Notes, the provisions of
Section 5.7 of the Indenture shall be deemed to continue in full force and effect for the benefit of the Trustee under this Agreement.

               1.082 Waiver. No failure on the part of the Trustee or any Holder to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

               1.083 Notices. All notices and communications to be given under this Agreement shall be given or made in writing to the intended recipient at the address specified below or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case, given or addressed as provided in this Section 8.03:


                           GUARANTEE AND SECURITY AGREEMENT
                                         -30-

               To the Obligors:        Inamed Corporation
                                       3800 Howard Hughes Parkway, #900
                                       Las Vegas, Nevada
                                       Attention:  Michael D. Farney

               To the Trustee:         Santa Barbara Bank & Trust
                                       1021 Anacapa Street
                                       Santa Barbara, California 93101
                                       Attention:  Jay Donald Smith, Esq.

               1.084 Expenses, Etc. The Obligors jointly and severally agree to pay or to reimburse the Trustee for all costs and expenses (including reasonable attorney's fees and expenses) that may be incurred by the Trustee in any effort to enforce any of the provisions of Section 2 or Section 7, or any of the obligations of the Obligors in respect of the Collateral or in connection with (a) the preservation of the Lien of, or the rights of the Trustee and the Holders under this Agreement or (b) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses (and reasonable attorney's fees and expenses) incurred in any bankruptcy, reorganization, workout or other similar proceeding.

               1.085 Amendments, Etc. Any provision of this Agreement may be modified, supplemented or waived only by an instrument in writing duly executed by each Obligor and the Trustee (with the consent of the Holders as specified in Section 7.2 of the Indenture). Any such modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon the Trustee and each Holder and each Obligor, and any such waiver shall be effective only in the specific instance and for the purposes for which given.

               1.086 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each Obligor, the Trustee and each Holder and their respective successors and permitted assigns.

               1.087 Survival. All representations and warranties made in this Agreement or in any certificate or other document delivered pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

               1.088 Agreements Superseded. Except with respect to express references to other Indenture Documents, this Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

               1.089 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such


                           GUARANTEE AND SECURITY AGREEMENT
                                         -31-
prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               8.10 Captions. The table of contents and captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

               8.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Agreement may execute this Agreement by signing any such counterpart.

               8.12 GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA. EACH OBLIGOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA AND OF ANY CALIFORNIA STATE COURT SITTING IN SANTA BARBARA, CALIFORNIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OBLIGOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

               8.13 WAIVER OF JURY TRIAL. EACH OBLIGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.


                           GUARANTEE AND SECURITY AGREEMENT
                                         -32-

               IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                       BIODERMIS CORPORATION


                                       By: /s/ Michael D. Farney
                                          --------------------------------
                                          Title: Chief Financial Officer
                                                --------------------------


                                       BIOENTERICS CORPORATION


                                       By: /s/ Michael D. Farney
                                          --------------------------------
                                          Title: Chief Financial Officer
                                                --------------------------


                                       BIOPLEXUS CORPORATION


                                       By: /s/ Michael D. Farney
                                          --------------------------------
                                          Title: Chief Financial Officer
                                                --------------------------


                                       CUI CORPORATION


                                       By: /s/ Michael D. Farney
                                          --------------------------------
                                          Title: Chief Financial Officer
                                                --------------------------


                                       FLOWMATRIX CORPORATION


                                       By: /s/ Michael D. Farney
                                          --------------------------------
                                          Title: Chief Financial Officer
                                                --------------------------


                                       INAMED DEVELOPMENT COMPANY


                                       By: /s/ Michael D. Farney
                                          --------------------------------


                           GUARANTEE AND SECURITY AGREEMENT
                                         -33-

                                          Title: Chief Financial Officer
                                                --------------------------


                                       McGHAN MEDICAL CORPORATION


                                       By: /s/ Michael D. Farney
                                          --------------------------------
                                          Title: Chief Financial Officer
                                                --------------------------


                                       MEDISYN TECHNOLOGIES CORPORATION


                                       By: /s/ Michael D. Farney
                                          --------------------------------
                                          Title: Chief Financial Officer
                                                --------------------------


                                       SANTA BARBARA BANK & TRUST


                                       By: /s/ Jay D. Smith
                                          --------------------------------
                                           Title:


                           GUARANTEE AND SECURITY AGREEMENT
                                         -34-

                                      PLEDGED DEBT                       ANNEX I


None


                           GUARANTEE AND SECURITY AGREEMENT
                                         -35-

                            UCC FINANCING STATEMENT FILINGS             ANNEX II


Name of Subsidiary                     State of Incorporation
- ------------------                     ----------------------
Biodermis Corporation                  Nevada

Bioenterics Corporation                California

Bioplexus Corporation                  Nevada

CUI Corporation                        California

Flowmatrix Corporation                 Nevada

Inamed Development Company             California

McGhan Medical Corporation             California

Medisyn Technologies Corporation       Nevada



                           GUARANTEE AND SECURITY AGREEMENT
                                         -36-

                                  DIRECT SUBSIDIARIES                  ANNEX III


None


                           GUARANTEE AND SECURITY AGREEMENT
                                         -37-

                                  INDIRECT SUBSIDIARIES                 ANNEX IV

None


                           GUARANTEE AND SECURITY AGREEMENT
                                         -38-

                                      Exhibit A

                                          to

                           Guarantee and Security Agreement


     THIS INSTRUMENT OF JOINDER ("Joinder") is executed as of ____________, 19__, by ______________________________, a _____________________ ("Joining
Party") and delivered to Santa Barbara Bank & Trust, as Trustee, pursuant to the Guarantee and Security Agreement dated as of January 2, 1996 made by certain subsidiaries of Inamed Corporation (the "Company") in favor of the Trustee for the benefit of the Holders of the Company's Secured Convertible Notes due 1999 (the "Security Agreement"). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Guarantee and Security Agreement or the Indenture (as defined below).

                                       RECITALS

     (a) The Guarantee and Security Agreement was made by the Obligors in favor of the Trustee pursuant to that certain Indenture (the "Indenture") dated as of January 2, 1996 by and among the Company and the Trustee.

     (b) Joining Party is or has become a U.S. Subsidiary of the Company or one of the Company's Subsidiaries and, as such, is required pursuant to the Indenture to become an Obligor.

     (c) Joining Party expects to realize direct and indirect benefits as a result of the availability to the Company of the credit under the Indenture.

     NOW, THEREFORE, Joining Party agrees as follows:

                                      AGREEMENT

     (1) By this Joinder, Joining Party becomes an "Obligor" under and pursuant to the Guarantee and Security Agreement. Joining Party agrees that, upon its execution hereof, it will become an Obligor under the Guarantee and Security Agreement with respect to all obligations of the Company heretofore or hereafter incurred under the Indenture or the Securities, and will be bound by all terms, conditions and duties applicable to an Obligor under the Guarantee and Security Agreement.

     (2) The effective date of this Joinder is ________________, 199__.

                                       "Joining Party"


                                       ------------------------------
                                       a
                                         ----------------------------


                                       By:
                                          ---------------------------

                                       Name:
                                            -------------------------

                                       Title:
                                             ------------------------

                     ANNEX 40 TO GUARANTEE AND SECURITY AGREEMENT